Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the incorporation by reference of our report dated February 11, 2016, included as part of the consolidated financial statements of Sanchez Production Partners LP, as of December 31, 2015, which are incorporated by reference into the Registration Statement on Form S-8 of Sanchez Production Partners LP.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By: /s/ Danny D. Simmons
Name: Danny D. Simmons, P.E
Title: President and Chief Operating Officer

Houston, Texas
April 15, 2016